UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2009
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2009, Progress Software Corporation (the “Company”) filed a Current Report on Form 8-K (the “8-K”) with respect to a press release it issued announcing that Richard D. Reidy had been appointed President and Chief Executive Officer of the Company. The Company is filing this amended 8-K for the purpose of disclosing certain changes to Mr. Reidy’s compensation made in connection with his appointment. These changes, which are described below, had not been determined as of the date of the initial filing of the 8-K.
On May 12, 2009, the Company provided Mr. Reidy with an employment letter setting forth his compensation as President and Chief Executive Officer for the 2009 fiscal year as determined by the Compensation Committee of the Board of Directors. In this employment letter, Mr. Reidy’s current base salary and bonus were not changed at this time. As his 2009 equity compensation, the employment letter provides that Mr. Reidy is to be issued 175,000 stock options and 75,000 restricted stock units (“RSUs”). The Company also agreed to enter into a severance agreement with Mr. Reidy providing him with certain compensation and benefits following the termination of his employment other than in connection with a change in control of the Company. The terms of this severance agreement have not yet been finalized. All other terms and conditions of Mr. Reidy’s employment were unchanged.
On May 12, 2009, the Compensation Committee approved the issuance to Mr. Reidy of 87,500 stock options and 75,000 RSUs as part of the Company’s broad-based employee equity grants. Consistent with the Company’s stock option grant policy, the stock option award represents one-half of Mr. Reidy’s total stock option allocation for fiscal year 2009, with an additional 87,500 stock options anticipated to be issued at the October 2009 Compensation Committee meeting. The RSU award represents Mr. Reidy’s entire RSU allocation for fiscal year 2009. Mr. Reidy’s options were issued 3/60ths vested, with the remaining vesting to occur over fifty-seven monthly installments, subject to continued employment, and were issued at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Mr. Reidy’s RSUs vest semiannually over three years, subject to continued employment, with the first vest to occur on October 1, 2009. The terms and conditions of the stock option grant and RSU award were identical to the terms applicable to the broad-based employee awards made at the same Compensation Committee meeting.

Item 9.01	Financial Statements and Exhibits
(d)   Exhibits

Exhibit No.	Description

99.1	Press release issued by Progress Software Corporation, dated March 30, 2009 (previously filed)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2009	Progress Software Corporation

	By:	/s/Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer